DRAFT

[L. B. Foster Company letterhead]

December ___, 2011

[Employee Name]
[address]
[address]

Re:           Restricted Stock Agreements

Mr./Ms. [Last Name]:

This letter agreement is intended to amend your Restricted Stock Agreements with L. B. Foster Company for purposes of clarifying the voting and dividend rights associated with ownership of the Shares prior to vesting.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the individual Restricted Stock Agreements or in the Company’s 2006 Omnibus Incentive Plan.

Reference is made to those certain Restricted Stock Agreements by and between yourself and L. B. Foster Company dated [list the date of each agreement with the employee] which will sometimes be referred to collectively in this letter agreement as the "Restricted Stock Agreements."  The Restricted Stock Agreements are amended as described below.

Dividend Rights

Each of the Restricted Stock Agreements is amended to delete any language that indicates that the Shareholder has no dividend rights or otherwise restricts the Shareholder’s right to receive dividend payments.  The following new language is inserted into the Restricted Stock Agreements:  “With respect to each dividend validly issued by the Company, starting with the December 23, 2011 dividend and thereafter, if (i) this Agreement has not been terminated and (ii) the Shares have not yet vested, then the Company shall accrue on its books and records for the benefit of the Shareholder an amount equal to the dividend payment that would otherwise have been received on the Shares but for this agreement to accrue the dividend payments.  Dividends accrued for the benefit of the Shareholder shall be payable as the Shares vest with payment to be made by the Company, or its agent, within ten (10) business days after vesting.  For purposes of clarity, if this Agreement provides that only a portion of the Shares vest on a given date, accrued dividends shall only be payable on that portion of Shares vesting and not on any Shares that remain unvested.”

Voting Rights

Each of the Restricted Stock Agreements is amended to delete any language that indicates that the Shareholder has no voting rights.

General Provisions of this Letter Agreement

The Restricted Stock Agreements shall each continue to be in full force and effect except as modified by this letter agreement.  Please retain a copy of this letter agreement and attach it to your copies of the Restricted Stock Agreements.

This letter agreement is legally binding on the parties hereto and supersedes all prior or contemporaneous writings or discussions concerning the amendment of the Restricted Stock Agreements contemplated by this letter agreement.  This letter agreement together with the Restricted Stock Agreements and the Omnibus Incentive Plan contain the sole and exclusive statements of the agreements between the parties hereto related to your restricted stock awards.  The provisions of this letter agreement will continue in effect until amended or terminated by mutual agreement of the parties hereto.

If the foregoing accurately sets forth our agreement, please so indicate below.

Very truly yours,

L. B. FOSTER COMPANY

By:  _______________________________
Stan L. Hasselbusch
President and Chief Executive Officer

ACKNOWLEDGED, AGREED TO AND
ACCEPTED BY THE UNDERSIGNED

__________________________________
[Employee Name]

Restricted Stock Agreement
(Section 5.1 Of The Omnibus Incentive Plan, As Amended And Restated)

This Restricted Stock Agreement set forth below (this “Agreement”) is dated as of _____________________ (the “Issue Date”) and is between L. B. Foster Company, a Pennsylvania corporation (“Company”), and _______________________________ (the “Stockholder”).

The Company has established its 2006 Omnibus Incentive Plan, as Amended and Restated (the “Plan”) to advance the interests of the Company and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.  All capitalized terms not otherwise defined in this Agreement have the same meaning given them in the Plan.

Pursuant to the provisions of the Plan, the Committee has full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of the Company, and has authorized the execution and delivery of this Agreement.

AGREEMENT

The parties, intending to be legally bound hereby, agree as follows:

1. Issuance of Stock.  Subject and pursuant to all terms and conditions stated in this Agreement and in the Plan, as of the Issue Date the Company hereby grants to Stockholder __________________ shares of Company Common Stock, par value $0.01 per share (the “Common Stock”) pursuant to Article V of the Plan.  For purposes of this Agreement, the “Shares” shall include all of the shares of Common Stock issued to Stockholder pursuant to this Agreement or issued with respect to such shares of Common Stock, including, but not limited to, shares of Company capital stock issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

2. Vesting; Restriction on Transfer and Forfeiture of Unvested Shares.

2.1 None of the Shares may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with the terms of this Section 2.  Except as set forth in this Section 2, effective at the close of business on the date Stockholder ceases to be employed by the Company or an affiliate of the Company, any Shares that are not vested in accordance with this Section 2 shall be automatically forfeited without any further obligation on the part of the Company.  Stockholder hereby assigns and transfers any forfeited Shares and the stock certificate(s) or other evidence of ownership representing such Shares to the Company.

2.2 All of the Shares will vest on ________________.  However, if a Change of Control (as defined below) occurs, any unvested Shares shall vest immediately prior to the consummation of the Change of Control.  Vesting shall be tolled during any period in which Stockholder is on an approved leave of absence from employment with the Company or an affiliate of the Company.  Prior to vesting of Shares, Stockholder shall have no voting rights or right to receive distributions, including dividends of any kind with respect to the Shares.

2.3 For purposes of this Agreement and unless otherwise defined in the Plan, a “Change of Control” shall mean (A) any merger, consolidation or business combination in which the stockholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (B) the sale of all or substantially all of the Company’s assets in a single transaction or a series of related transactions, (C) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding Common Shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934), (D) the stockholders of the Company approve any plan for the dissolution or liquidation of the Company, or (E) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board.

2.4 The certificates, if any, representing unvested Shares will bear the following or similar legend:

“The securities represented by this certificate are subject to forfeiture and restrictions on transfer as set forth in the Restricted Stock Agreement between the issuer and the initial holder of these shares.  A copy of that document may be obtained by the holder without charge at the issuer’s principal place of business or upon written request.”

3. Investment Representation.  Stockholder hereby acknowledges that the Shares cannot be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws or as otherwise provided herein or in the Plan.  Stockholder also agrees that the Shares which Stockholder acquires pursuant to this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

4. Book Entry Account.  At the discretion of the Company, certificates for the shares may not be issued.  In lieu of certificates the Company will establish a book entry account for the Shares, until vested, in the name of the shareholder with the Company's transfer agent for its Common Stock.  No person shall be, or have any of the voting or dividend or other rights or privileges of, a stockholder of the Company with respect to any of the Shares unless and certificates or other evidence of ownership representing the Shares shall have been issued or reflected in such person's name and the vesting requirements of Section 2 have been met.

5. Income Taxes.   Stockholder acknowledges that any income for federal, state or local income tax purposes that Stockholder is required to recognize on account of the issuance of the Shares to Stockholder shall be subject to withholding of tax by the Company.  Stockholder agrees that the Company may either withhold an appropriate amount from any compensation (including the Shares) or any other payment of any kind then payable or that may become payable to Stockholder, or require Stockholder to make a cash payment to the Company equal to the amount of withholding required in the opinion of the Company.  In the event Stockholder does not make such payment when requested, the Company may refuse to issue or cause to be delivered any Shares under this Agreement or any other incentive plan agreement entered into by Stockholder and the Company until such payment has been made or arrangements for such payment satisfactory to the Company have been made.  Stockholder agrees further to notify the Company promptly if Stockholder files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to any Shares.

6. No Right to Employment.   Neither the Plan nor this Agreement shall be deemed to give Stockholder any right to continue to be employed by the Company, nor shall the Plan or the Agreement be deemed to limit in any way the Company’s right to terminate the employment of the Stockholder at any time.

7. Further Assistance.  Stockholder will provide assistance reasonably requested by the Company in connection with actions taken by Stockholder while employed by the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Stockholder was employed by the Company.

8. Binding Effect; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Company and Stockholder and their respective heirs, representatives, successors and permitted assigns.  This Agreement shall not confer any rights or remedies upon any person other than the Company and the Stockholder and their respective heirs, representatives, successors and permitted assigns.  The parties agree that this Agreement shall survive the issuance of the Shares.

9. Agreement to Abide by Plan; Conflict between Plan and Agreement.  The Plan is hereby incorporated by reference into this Agreement and is made a part hereof as though fully set forth in this Agreement.  Stockholder, by execution of this Agreement, represents that he or she is familiar with the terms and provisions of the Plan and agrees to abide by all of the terms and conditions of this Agreement and the Plan.  Stockholder accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any question arising under the Plan or this Agreement (including, without limitation, the date of any termination of Stockholder’s employment with the Company).  In the event of any conflict between the Plan and this Agreement, the Plan shall control and this Agreement shall be deemed to be modified accordingly, except to the extent that the Plan gives the Committee the express authority to vary the terms of the Plan by means of this Agreement, in which case this Agreement shall govern.

10. Entire Agreement.  Except as otherwise provided herein, this Agreement and the Plan, which Stockholder has reviewed and accepted in connection with the grant of the Shares reflected by this Agreement, constitute the entire agreement between the parties and supersede any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

11. Choice of Law.  To the extent not superseded by federal law, the laws of the Commonwealth of Pennsylvania (without regard to the conflicts laws thereof) shall control in all matters relating to this Agreement and any action relating to this Agreement must be brought in State or Federal Courts located in the Commonwealth of Pennsylvania.

12. Notice.  All notices, requests, demands, claims, and other communications under this Agreement shall be in writing.  Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the following address:  If to the Company, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA  15220, Attn:  Secretary;  and if to the Stockholder, to his or her address as it appears on the Company's records.  Either party to this Agreement may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at such address using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this section.

13. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan.  Notwithstanding, the Company may, in its sole discretion and without the Stockholder's consent, modify or amend the terms of this Agreement, impose conditions on the timing and effectiveness of the issuance of the Shares, or take any other action it deems necessary or advisable, to cause this Award to be excepted from Section 409A of the Code (or to comply therewith to the extent the Company determines it is not excepted).

15. Acknowledgments.

15.1 By accepting the Shares, the Stockholder acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and conditions set forth in the Plan and this Agreement, as in effect and/or amended from time to time.

15.2 The Plan and related documents may be delivered to you electronically.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet site or the internet site of a third party involved in administering the Plan, the delivery of the documents via e-mail or CD-ROM or such other delivery determined at the Committee’s discretion.  Both Internet Email and the World Wide Web are required in order to access documents electronically.

15.3 This Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly.  Notwithstanding, Stockholder recognizes and acknowledges that Section 409A of the Code may impose upon the Stockholder certain taxes or interest charges for which the Stockholder is and shall remain solely responsible.

15.4 Stockholder acknowledges that, by receipt of this Award, Stockholder has read this Section 16 and consents to the electronic delivery of the Plan and related documents, as described in this Section 16.  Stockholder acknowledges that Stockholder may receive from the Company a paper copy of any documents delivered electronically at no cost if Stockholder contacts David L. Voltz, General Counsel by telephone at (412) 928-3431 or by mail to L.B. Foster Company, 415 Holiday Drive, Pittsburgh, PA  15220  ATTN:  General Counsel.  Stockholder further acknowledges that Stockholder will be provided with a paper copy of any documents delivered electronically if electronic delivery fails.

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Agreement on its behalf, and the Stockholder has placed his/her signature hereon, effective as of the Issue Date.

L. B. FOSTER COMPANY

By:_____________________________

Title:____________________________

ACCEPTED AND AGREED TO:

________________________________, Stockholder